Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS ANNOUNCES ELECTION OF

MICHAEL B. WOOD, M.D. TO BOARD OF DIRECTORS

Mentor, Ohio (October 26, 2004) - STERIS Corporation (NYSE: STE) today announced that Michael B. Wood, M.D. has been elected to the Company’s Board of Directors. With the addition of Dr. Wood, the STERIS Board now consists of ten members.

Dr. Wood currently serves as a staff orthopedic surgeon at Luther-Midelfort Clinic in Eau Claire, Wisconsin. During his career, Dr. Wood has had roles of increasing responsibility within the Mayo Foundation, culminating in his appointment as president and chief executive officer. Most recently, he served the Foundation as president emeritus until early 2004. Mayo Foundation is a charitable, not-for-profit organization based in Rochester, Minnesota, and is the parent corporate entity of the Mayo Clinics in Minnesota, Florida and Arizona.

“We are pleased to have Dr. Wood join the STERIS Board of Directors,” said Les C. Vinney, STERIS’s President and Chief Executive Officer. “Michael brings a wealth of healthcare industry experience from his years with the Mayo Foundation and as an orthopedic surgeon. His experience and unique background make him an excellent person to help STERIS achieve its long term growth objectives. We look forward to working with him and drawing upon his expertise.”

Dr. Wood earned a bachelor’s degree from Franklin & Marshall College, a master’s degree from the University of Minnesota, and a doctor of medicine from McGill University in Montreal, Canada. He is also a member of the board of directors for two private companies, VisionShare, Inc. and A.T.G.I. Group.

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STERIS Corporation

News Announcement

October 26, 2004

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that compliance with laws, court rulings, regulations, or certification requirements of domestic and foreign authorities may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, (d) the potential of international unrest or effects of fluctuations in foreign currencies of countries where the Company does a sizeable amount of business, and (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services.

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